Exhibit 99.1

Limestone Bancorp Reports Net Income of $3.6 Million, or $0.49 Per Diluted Share, for the 2nd Quarter of 2019 and $6.5 Million, or $0.87 Per Diluted Share, for the Six Months Ended June 30, 2019

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 24, 2019--Limestone Bancorp, Inc. (NASDAQ: LMST) (“the Company”), parent company of Limestone Bank (“the Bank”), today reported unaudited results for the second quarter of 2019. Net income available to common shareholders for the second quarter of 2019 was $3.6 million, or $0.49 per basic and diluted common share, compared with $2.0 million, or $0.27 per basic and diluted share, for the second quarter of 2018. Net income for the six months ended June 30, 2019, was $6.5 million, or $0.87 per diluted common share, compared with net income of $3.9 million, or $0.57 per diluted share, for the six months ended June 30, 2018.

Net income before taxes was $3.0 million and $6.0 million for the second quarter of 2019 and for the first six months of 2019, respectively, compared to $2.5 million and $4.7 million for the second quarter and first six months of 2018, respectively. Income tax benefit was $611,000 and $488,000 for the second quarter of 2019 and for the first six months of 2019, respectively, compared to income tax expense of $483,000 and $812,000 for the second quarter of 2018 and for the first six months of 2018, respectively.

Income Taxes – During the first quarter of 2019, the Company benefitted $341,000, or $0.05 per basic and diluted share, from the establishment of a net deferred tax asset related to a change in Kentucky tax law enacted during the quarter. The new law eliminates the Kentucky bank franchise tax, which is assessed at a rate of 1.1% of average capital, and implements a state income tax for the Bank at a statutory rate of 5%. The new Kentucky income tax will go into effect on January 1, 2021.

In addition, the Company had state net operating loss carryforwards (“NOLs”) of $30.2 million, which were previously subject to a full valuation allowance and will begin to expire in 2025. In April 2019, tax legislation was enacted which allowed for certain Kentucky NOLs to be utilized in a combined filing return. Therefore, the Company will begin filing a Kentucky combined filing in 2021, and as a result, a state NOL tax benefit, net of federal impact, of $1.2 million, or approximately $0.16 per basic and diluted share, was recognized in the second quarter of 2019.

Net Interest Income – Net interest income decreased to $8.8 million for the second quarter of 2019, compared with $9.0 million in the first quarter of 2019 and increased from $8.4 million in the second quarter of 2018. Average loans increased to $793.5 million for the second quarter of 2019, compared to $766.5 million for the first quarter of 2019 and $734.7 million for the second quarter of 2018. Net interest margin decreased to 3.42% in the second quarter of 2019, compared with 3.61% for the first quarter of 2019 and 3.57% for the second quarter of 2018.

The yield on earning assets decreased to 4.81% for the second quarter of 2019, compared to 4.90% for the first quarter of 2019 and increased from 4.51% in the second quarter of 2018. Loan fee income can meaningfully impact net interest income, loan yields, and net interest margin. The amount of loan fee income included in total interest income was $167,000, $546,000, and $92,000 for the quarters ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively. This represents six basis points, 22 basis points, and four basis points of yield on earning assets and net interest margin for the quarters ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively. The cost of interest bearing liabilities was 1.68% for the second quarter of 2019, compared to 1.57% for the first quarter of 2019 and 0.42% for the second quarter of 2018.

Net interest income increased to $17.8 million for the first six months of 2019, compared with $16.6 million in the first six months of 2018. Average loans increased to $780.0 million for the first six months of 2019, compared to $729.5 million for the first six months of 2018. Net interest margin decreased to 3.51% in the first six months of 2019, compared with 3.60% for the first six months of 2018.

The yield on earning assets increased to 4.86% for the first six months of 2019, compared to 4.48% for the first six months of 2018. The amount of loan fee income included in total interest income was $713,000 and $189,000 for the six months ended June 30, 2019 and June 30, 2018, respectively. This represents 14 basis points and four basis points of yield on earning assets and net interest margin for the six months ended June 30, 2019 and 2018, respectively. The cost of interest bearing liabilities was 1.62% for the first six months of 2019, compared to 1.05% in the first six months of 2018.

Provision and Allowance for Loan Losses – The allowance for loan losses to total loans was 1.10% at June 30, 2019, compared to 1.10% at March 31, 2019, and 1.15% at June 30, 2018. Net loan recoveries were $146,000 and net loan charge-offs of $48,000, respectively, for the three and six months ended June 30, 2019, compared to net loan recoveries of $204,000 and $528,000, respectively, for the three and six months ended June 30, 2018. Based upon historically strong trends in asset quality and management’s assessment of risk in the loan portfolio, no provision for loan losses was recorded for the three and six months ended June 30, 2019, compared to a negative provision for loan loss of $150,000 recorded for the three and six months ended June 30, 2018.

Non-performing Assets – Non-performing assets, which include loans on nonaccrual, accruing troubled debt restructurings, loans past due 90 days and still accruing, and other real estate owned (“OREO”), remained unchanged at $6.2 million, or 0.55% of total assets, at June 30, 2019, compared with $6.2 million, or 0.57% of total assets, at March 31, 2019, and decreased compared to $8.6 million, or 0.83% of total assets, at June 30, 2018. Non-performing loans increased to $2.9 million, or 0.37% of total loans, at June 30, 2019, compared with $2.8 million, or 0.36% of total loans, at March 31, 2019, and decreased from $4.1 million, or 0.55% of total loans, at June 30, 2018.

OREO decreased to $3.2 million at June 30, 2019, compared with $3.3 million at March 31, 2019, and $4.5 million at June 30, 2018. Fair value write-downs arising from changing marketing strategies totaled $110,000 and $260,000 for the three and six months ended June 30, 2019, respectively, compared to $265,000 and $325,000 for the three and six months ended June 30, 2018, respectively.

Non-interest Income and Expense – Non-interest income for the second quarter of 2019 increased $99,000 to $1.4 million, compared with $1.3 million for the second quarter of 2018. The increase from the second quarter of 2018 was primarily due to an increase in bank card interchange fees of $150,000. Non-interest expense decreased $181,000, or 2.4% to $7.2 million for the second quarter of 2019, compared with $7.4 million for the second quarter of 2018. The decrease from the second quarter of 2018 was primarily due to a decrease of $96,000 in marketing expense and $95,000 in OREO expense.

Non-interest income for the first six months of 2019 increased $132,000 to $2.7 million, compared with $2.6 million for the first six months of 2018. The increase was primarily due to an increase in bank card interchange fees of $257,000 partially offset by a decrease in service charges on deposit accounts of $92,000. Non-interest expense decreased $69,000, or 0.5% to $14.5 million for the first six months of 2019, compared with $14.6 million for the first six months of 2018. The decrease was primarily due to decreases of $169,000 in marketing expense and $110,000 in FDIC insurance expense partially offset by an increase in salaries and employee benefits of $157,000, or 2.0%, and an increase in deposit account related expense of $151,000.

Capital – At June 30, 2019, the Bank’s Tier 1 leverage ratio was 10.01%, compared with 9.88% at March 31, 2019, and its Total risk-based capital ratio was 13.26% at June 30, 2019, compared with 13.01% at March 31, 2019. At June 30, 2019, the Company’s Tier 1 leverage ratio was 9.46%, compared with 9.30% at March 31, 2019, and its Total risk-based capital ratio was 12.56%, compared with 12.32% at March 31, 2019. At June 30, 2019, the Company’s Common equity Tier 1 risk-based capital ratio was 9.82%, compared with 9.57% at March 31, 2019.

About Limestone Bancorp, Inc.
Limestone Bancorp, Inc. (NASDAQ: LMST) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary Limestone Bank. The Bank’s markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. The Bank serves southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. The Bank also has a banking center in Lexington, Kentucky, the second largest city in the state. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements
Statements in this press release relating to Limestone Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2018.

Additional Information
Unaudited supplemental financial information for the second quarter ending June 30, 2019, follows.

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Six	Six
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	6/30/19	6/30/18	6/30/19	6/30/18

Income Statement Data
Interest income	$12,376	$10,585	$24,562	$20,600
Interest expense	3,576	2,211	6,803	4,045
Net interest income	8,800	8,374	17,759	16,555
Provision (negative provision) for loan losses	—	(150)	—	(150)
Net interest income after provision	8,800	8,524	17,759	16,705

Service charges on deposit accounts	571	591	1,067	1,159
Bank card interchange fees	596	446	1,104	847
Bank owned life insurance income	118	138	217	237
Gain (loss) on sales and calls of securities, net	(5)	(6)	(5)	(6)
Other	166	178	347	361
Non-interest income	1,446	1,347	2,730	2,598

Salaries & employee benefits	3,915	3,885	7,830	7,673
Occupancy and equipment	854	880	1,752	1,775
Professional fees	179	222	344	427
Marketing expense	212	308	439	608
FDIC insurance	103	139	211	321
Data processing expense	315	307	628	631
State franchise and deposit tax	315	282	630	564
Deposit account related expense	310	221	591	440
Other real estate owned expense	142	237	308	319
Litigation and loan collection expense	34	48	80	101
Other	845	876	1,692	1,715
Non-interest expense	7,224	7,405	14,505	14,574

Income before income taxes	3,022	2,466	5,984	4,729
Income tax expense (benefit)	(611)	483	(488)	812
Net income	$3,633	$1,983	$6,472	$3,917

Weighted average shares – Basic	7,459,631	7,424,742	7,464,743	6,858,228
Weighted average shares – Diluted	7,459,631	7,424,742	7,464,743	6,858,228

Basic earnings per common share	$0.49	$0.27	$0.87	$0.57
Diluted earnings per common share	$0.49	$0.27	$0.87	$0.57
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Three	Three
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18

Income Statement Data
Interest income	$12,376	$12,186	$11,741	$11,120	$10,585
Interest expense	3,576	3,227	3,037	2,708	2,211
Net interest income	8,800	8,959	8,704	8,412	8,374
Provision (negative provision) for loan losses	—	—	—	(350)	(150)
Net interest income after provision	8,800	8,959	8,704	8,762	8,524

Service charges on deposit accounts	571	496	588	608	591
Bank card interchange fees	596	508	573	411	446
Bank owned life insurance income	118	99	100	100	138
Gain (loss) on sales and calls of securities, net	(5)	—	—	—	(6)
Other	166	181	411	390	178
Non-interest income	1,446	1,284	1,672	1,509	1,347

Salaries & employee benefits	3,915	3,915	3,923	3,893	3,885
Occupancy and equipment	854	898	915	896	880
Professional fees	179	165	201	186	222
Marketing expense	212	227	247	259	308
FDIC insurance	103	108	118	118	139
Data processing expense	315	313	280	281	307
State franchise and deposit tax	315	315	272	282	282
Deposit account related expense	310	281	170	213	221
Other real estate owned expense	142	166	278	271	237
Litigation and loan collection expense	34	46	83	61	48
Other	845	847	835	770	876
Non-interest expense	7,224	7,281	7,322	7,230	7,405

Income before income taxes	3,022	2,962	3,054	3,041	2,466
Income tax expense (benefit)	(611)	123	614	604	483
Net income	$3,633	$2,839	$2,440	$2,437	$1,983

Weighted average shares – Basic	7,459,631	7,469,912	7,457,206	7,455,316	7,424,742
Weighted average shares – Diluted	7,459,631	7,469,912	7,457,206	7,455,316	7,424,742

Basic earnings per common share	$0.49	$0.38	$0.33	$0.33	$0.27
Diluted earnings per common share	$0.49	$0.38	$0.33	$0.33	$0.27
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18

Assets
Loans	$803,114	$786,585	$765,244	$757,051	$749,234
Allowance for loan losses	(8,832)	(8,686)	(8,880)	(8,634)	(8,580)
Net loans	794,282	777,899	756,364	748,417	740,654
Securities available for sale	208,614	206,411	201,192	184,870	178,896
Federal funds sold & interest bearing deposits	40,755	24,029	28,398	31,761	33,534
Cash and due from financial institutions	6,860	6,461	6,963	5,770	7,013
Premises and equipment	14,827	14,926	14,655	17,027	16,813
Premises held for sale	995	1,050	1,050	—	—
Bank owned life insurance	15,853	15,739	15,646	15,551	15,456
FHLB Stock	6,693	6,813	7,233	7,233	7,323
Other real estate owned	3,225	3,335	3,485	3,750	4,510
Deferred taxes, net	28,708	28,568	29,282	30,230	30,623
Accrued interest receivable and other assets	5,976	6,092	5,424	5,882	5,699
Total Assets	$1,126,788	$1,091,323	$1,069,692	$1,050,491	$1,040,521

Liabilities and Equity
Certificates of deposit	$505,263	$465,369	$450,886	$457,239	$435,454
Interest checking	95,296	96,537	94,269	87,407	88,955
Money market	162,917	166,430	171,924	159,499	150,048
Savings	33,553	34,066	34,534	34,320	35,220
Total interest bearing deposits	797,029	762,402	751,613	738,465	709,677
Demand deposits	141,448	146,440	142,618	135,561	136,553
Total deposits	938,477	908,842	894,231	874,026	846,230
FHLB advances	51,470	51,511	46,549	51,591	71,630
Junior subordinated debentures	21,000	21,000	21,000	21,000	21,000
Senior debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	4,419	3,651	5,815	5,662	5,262
Total liabilities	1,025,366	995,004	977,595	962,279	954,122

Total common stockholders’ equity	101,422	96,319	92,097	88,212	86,399
Total Liabilities and Stockholders’ Equity	$1,126,788	$1,091,323	$1,069,692	$1,050,491	$1,040,521

Ending shares outstanding	7,457,832	7,460,614	7,462,720	7,456,590	7,454,993
Book value per common share	$13.60	$12.91	$12.34	$11.83	$11.59
Tangible book value per common share	13.60	12.91	12.34	11.83	11.59

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Average Balance Sheet Data
Assets	$1,100,459	$1,075,553	$1,066,216	$1,037,636	$1,013,008
Loans	793,460	766,505	765,542	748,444	734,709
Earning assets	1,033,581	1,009,948	1,001,093	968,876	943,023
Deposits	926,730	900,829	895,377	869,707	842,757
Long-term debt and advances	71,989	76,524	75,339	74,994	76,209
Interest bearing liabilities	855,100	834,637	824,300	810,917	783,123
Stockholders’ equity	97,730	93,491	89,836	87,486	88,701

Quarterly Performance Ratios
Return on average assets	1.32%	1.07%	0.91%	0.93%	0.79%
Return on average equity	14.91	12.32	10.78	11.05	8.97
Yield on average earning assets (tax equivalent)	4.81	4.90	4.66	4.56	4.51
Cost of interest bearing liabilities	1.68	1.57	1.46	1.32	1.13
Net interest margin (tax equivalent)	3.42	3.61	3.46	3.45	3.57
Efficiency ratio	70.47	71.08	70.57	72.88	76.13

Asset Quality Data
Nonaccrual loans	$2,028	$1,921	$1,991	$2,692	$3,170
Troubled debt restructurings on accrual	905	910	910	910	916
Loan 90 days or more past due still on accrual	—	—	—	—	—
Total non-performing loans	2,933	2,831	2,901	3,602	4,086
Real estate acquired through foreclosures	3,225	3,335	3,485	3,750	4,510
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$6,158	$6,166	$6,386	$7,352	$8,596

Non-performing loans to total loans	0.37%	0.36%	0.38%	0.48%	0.55%
Non-performing assets to total assets	0.55	0.57	0.60	0.70	0.83
Allowance for loan losses to non-performing loans	301.13	306.82	306.10	239.70	209.99

Allowance for loan losses to total loans	1.10%	1.10%	1.16%	1.14%	1.15%

Loan Charge-off Data
Loans charged off	$(72)	$(278)	$(133)	$(143)	$(293)
Recoveries	218	84	379	547	497
Net recoveries (charge-offs)	$146	$(194)	$246	$404	$204

Loans by Risk Category
Pass	$767,662	$756,493	$745,604	$736,193	$720,446
Watch	22,929	17,412	13,164	12,314	19,091
Special Mention	—	—	113	114	115
Substandard	12,523	12,680	6,363	8,430	9,582
Doubtful	—	—	—	—	—
Total	$803,114	$786,585	$765,244	$757,051	$749,234

Loans by Past Due Status
Past due loans:
30 – 59 days	$858	$2,001	$1,593	$1,492	$1,134
60 – 89 days	1,015	240	331	929	538
90 days or more	—	—	—	—	—
Nonaccrual loans	2,028	1,921	1,991	2,692	3,170
Total past due and nonaccrual loans	$3,901	$4,162	$3,915	$5,113	$4,842

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Risk-based Capital Ratios - Company
Tier I leverage ratio	9.46%	9.30%	9.00%	8.91%	8.70%
Common equity Tier I risk-based capital ratio	9.82	9.57	9.44	9.21	8.92
Tier I risk-based capital ratio	11.56	11.29	11.08	10.83	10.41
Total risk-based capital ratio	12.56	12.32	12.23	12.07	11.76

Risk-based Capital Ratios – Limestone Bank
Tier I leverage ratio	10.01%	9.88%	9.60%	9.51%	9.37%
Common equity Tier I risk-based capital ratio	12.26	12.01	11.83	11.56	11.23
Tier I risk-based capital ratio	12.26	12.01	11.83	11.56	11.23
Total risk-based capital ratio	13.26	13.01	12.88	12.60	12.26

FTE employees	219	207	214	215	217

Non-GAAP Financial Measures Reconciliation
The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. The efficiency ratio is calculated by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding net gains on the sale of securities from the calculation. Management believes this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	Three Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Efficiency Ratio	(in thousands)

Net interest income	$8,800	$8,959	$8,704	$8,412	$8,374
Non-interest income	1,446	1,284	1,672	1,509	1,347
Less: Net gain (loss) on securities	(5)	—	—	—	(6)
Revenue used for efficiency ratio	10,251	10,243	10,376	9,921	9,727
Non-interest expense	7,224	7,281	7,322	7,230	7,405

Efficiency ratio	70.47%	71.08%	70.57%	72.88%	76.13%

	Six Months Ended
	6/30/19	6/30/18
Efficiency Ratio	(in thousands)

Net interest income	$17,759	$16,555
Non-interest income	2,730	2,598
Less: Net gain (loss) on securities	(5)	(6)
Revenue used for efficiency ratio	20,494	19,159
Non-interest expense	14,505	14,574

Efficiency ratio	70.78%	76.07%

Contacts

John T. Taylor
Chief Executive Officer
(502) 499-4800